Solar Senior Capital Ltd. Announces Monthly Distribution of $0.1175 Per Share for February 2017

NEW YORK, NY -- (Marketwired - February 07, 2017) - Solar Senior Capital Ltd. (the "Company") (NASDAQ: SUNS) today declared a distribution of $0.1175 per share for the month of February 2017. The distribution is payable on March 1, 2017 to stockholders of record as of February 23, 2017. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770

Contact:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770